Exhibit 99.1
Delek US Holdings Reports Third Quarter 2024 Results

•Net loss of $76.8 million or $(1.20) per share, adjusted net loss of $93.0 million or $(1.45) per share, adjusted EBITDA of $70.6 million
•During 3Q' 2024, we successfully closed previously announced transactions to further our SOTP strategy:
◦Sold our retail assets for proceeds of $390 million
◦DK & Delek Logistics(DKL) executed the intercompany amendments and extensions
◦Completed the drop-down of Wink to Webster ("W2W") pipeline into DKL
◦DKL closed the acquisition of H2O Midstream, further adding to its third party cash flows
•Announced the Enterprise Optimization Plan ("EOP") expected to increase overall profitability by at least $100 million
•DKL announced another record quarterly EBITDA of $106.1 million
•Paid $16.4 million of dividends and announced regular quarterly dividend of $0.255 per share in October

BRENTWOOD, Tenn.-- November 6, 2024 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its third quarter ended September 30, 2024.
“We are excited about the significant progress we have made on i. our 'Sum of the Parts' efforts, ii. Operational improvements & iii. Cost reductions,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “After closing the transactions we announced with our last earnings call, we are currently focused on maximizing the value of the third party businesses at Delek Logistics as a next step in our 'Sum of the Parts' efforts. We are also working hard to increase the overall profitability and free cash flow generation power of our company through our Enterprise Optimization Plan (EOP).”
"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, and making further progress on midstream deconsolidation, our EOP efforts, and delivering shareholder value while maintaining our financial strength and flexibility,” Soreq concluded.

Delek US Results

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2024	2023	2024	2023
Net (loss) income attributable to Delek US	$(76.8)	$128.7	$(146.6)	$184.7
Total diluted (loss) income per share	$(1.20)	$1.97	$(2.29)	$2.78
Adjusted net (loss) income	$(93.0)	$131.9	$(178.5)	$289.8
Adjusted net (loss) income per share	$(1.45)	$2.02	$(2.78)	$4.37
Adjusted EBITDA	$70.6	$345.1	$336.8	$889.1

Refining Segment
The refining segment Adjusted EBITDA was $10.2 million in the third quarter 2024 compared with $296.1 million in the same quarter last year, which reflects other inventory impacts of $25.8 million and $(28.2) million for third quarter 2024 and 2023, respectively. The decrease over 2023 is primarily due to lower refining crack spreads. During the third quarter 2024, Delek US's benchmark crack spreads were down an average of 49.1% from prior-year levels.

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Logistics Segment
The logistics segment Adjusted EBITDA in the third quarter 2024 was $106.1 million compared with $96.5 million in the prior year quarter. The increase over last year's third quarter was driven by strong contributions from Delaware Gathering systems, annual rate increases and the impact of the W2W dropdown.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(53.9) million in the third quarter 2024 compared with a loss of $(63.9) million in the prior-year period. The decreased losses were driven by lower employee related expenses, partially offset by the impact of the W2W dropdown.
Shareholder Distributions
On October 30, 2024, the Board of Directors approved the regular quarterly dividend of $0.255 per share that will be paid on November 18, 2024 to shareholders of record on November 12, 2024.
Liquidity
As of September 30, 2024, Delek US had a cash balance of $1,037.6 million and total consolidated long-term debt of $2,789.4 million, resulting in net debt of $1,751.8 million. As of September 30, 2024, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $7.3 million of cash and $1,894.3 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $1,030.3 million in cash and $895.1 million of long-term debt, or a $135.2 million net cash position.
Third Quarter 2024 Results | Conference Call Information
Delek US will hold a conference call to discuss its third quarter 2024 results on Wednesday, November 6, 2024 at 9:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) third quarter 2024 earnings conference call that will be held on Wednesday, November 6, 2024 at 10:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, and renewable fuels. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 70.4% (including the general partner interest) of Delek Logistics Partners, LP at September 30, 2024.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; liquidity and EBITDA impacts from strategic and intercompany transactions; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the Delaware Gathering Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.

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Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering business following its acquisition; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; risks and uncertainties with respect to the possible benefits of the retail and H20 Midstream transactions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

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Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit), unrealized hedging (gain) loss and intercompany lease impacts;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,037.6	$821.8
Accounts receivable, net	561.6	783.7
Inventories, net of inventory valuation reserves	915.0	941.2
Current assets of discontinued operations	—	41.5
Other current assets	50.6	77.8
Total current assets	2,564.8	2,666.0
Property, plant and equipment:
Property, plant and equipment	4,790.7	4,460.3
Less: accumulated depreciation	(1,961.7)	(1,764.0)
Property, plant and equipment, net	2,829.0	2,696.3
Operating lease right-of-use assets	98.8	121.5
Goodwill	687.5	687.5
Other intangibles, net	328.6	287.7
Equity method investments	408.7	360.7
Non-current assets of discontinued operations	—	228.1
Other non-current assets	112.9	124.0
Total assets	$7,030.3	$7,171.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,713.6	$1,814.3
Current portion of long-term debt	9.5	44.5
Current portion of obligation under Inventory Intermediation Agreement	3.6	0.4
Current portion of operating lease liabilities	45.6	50.1
Current liabilities of discontinued operations	—	11.5
Accrued expenses and other current liabilities	694.7	764.3
Total current liabilities	2,467.0	2,685.1
Non-current liabilities:
Long-term debt, net of current portion	2,779.9	2,555.3
Obligation under Inventory Intermediation Agreement	385.3	407.2
Environmental liabilities, net of current portion	33.7	110.9
Asset retirement obligations	24.4	36.4
Deferred tax liabilities	243.9	264.1
Operating lease liabilities, net of current portion	63.7	85.7
Non-current liabilities of discontinued operations	—	34.3
Other non-current liabilities	87.0	33.1
Total non-current liabilities	3,617.9	3,527.0
Redeemable non-controlling interest	70.0	—
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 81,231,308 shares and 81,539,871 shares issued at September 30, 2024 and December 31, 2023, respectively	0.8	0.8
Additional paid-in capital	1,172.7	1,113.6
Accumulated other comprehensive loss	(4.8)	(4.8)
Treasury stock, 17,575,527 shares, at cost, at September 30, 2024 and December 31, 2023, respectively	(694.1)	(694.1)
Retained earnings	228.5	430.0
Non-controlling interests in subsidiaries	172.3	114.2
Total stockholders’ equity	875.4	959.7
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$7,030.3	$7,171.8

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Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$3,042.4	$4,628.8	$9,478.5	$12,525.1
Cost of sales:
Cost of materials and other	2,788.7	4,049.4	8,547.1	11,111.2
Operating expenses (excluding depreciation and amortization presented below)	181.4	217.7	580.3	577.2
Depreciation and amortization	92.5	83.7	259.6	243.1
Total cost of sales	3,062.6	4,350.8	9,387.0	11,931.5
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	3.7	(3.7)	5.7	3.9
General and administrative expenses	70.4	67.7	191.6	208.0
Depreciation and amortization	5.6	4.0	18.6	12.1
Asset impairment	9.2	—	31.3	—
Other operating expense (income), net	12.8	(2.1)	(67.6)	(19.0)
Total operating costs and expenses	3,164.3	4,416.7	9,566.6	12,136.5
Operating (loss) income	(121.9)	212.1	(88.1)	388.6
Interest expense, net	78.8	82.4	244.1	239.1
Income from equity method investments	(25.1)	(27.0)	(77.4)	(67.1)
Other (income) expense, net	(0.5)	2.0	(1.1)	(4.6)
Total non-operating expense, net	53.2	57.4	165.6	167.4
(Loss) income from continuing operations before income tax (benefit) expense	(175.1)	154.7	(253.7)	221.2
Income tax (benefit) expense	(40.3)	29.1	(56.7)	38.3
(Loss) income from continuing operations, net of tax	(134.8)	125.6	(197.0)	182.9
Discontinued operations:
Income from discontinued operations, including gain on sale of discontinued operations	95.4	12.9	107.8	29.1
Income tax expense	28.1	2.4	29.6	5.2
Income from discontinued operations, net of tax	67.3	10.5	78.2	23.9
Net (loss) income	(67.5)	136.1	(118.8)	206.8
Net income attributable to:
Non-controlling interests	9.3	7.4	27.8	22.1
Net (loss) income attributable to Delek	$(76.8)	$128.7	$(146.6)	$184.7
Basic (loss) income per share:
(Loss) income from continuing operations	$(2.25)	$1.82	$(3.51)	$2.44
Income from discontinued operations	1.05	0.16	$1.22	$0.36
Total basic (loss) income per share	$(1.20)	$1.98	$(2.29)	$2.80

Diluted (loss) income per share:
(Loss) income from continuing operations	$(2.25)	$1.81	$(3.51)	$2.42
Income from discontinued operations	1.05	0.16	$1.22	$0.36
Total diluted (loss) income per share	$(1.20)	$1.97	$(2.29)	$2.78
Weighted average common shares outstanding:
Basic	64,063,609	64,889,504	64,099,700	65,864,141
Diluted	64,063,609	65,464,970	64,099,700	66,372,335

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Delek US Holdings, Inc.
Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Cash (used in) provided by operating activities - continuing operations	$(22.1)	$420.2	$78.9	$891.7
Cash provided by operating activities - discontinued operations	0.5	12.4	17.8	31.1
Net cash (used in) provided by operating activities	(21.6)	432.6	96.7	922.8
Cash flows from investing activities:
Cash used in investing activities - continuing operations	(298.4)	(50.5)	(387.4)	(320.6)
Cash provided by (used in) investing activities - discontinued operations	376.8	(8.2)	361.7	(18.0)
Net cash provided by (used in) investing activities	78.4	(58.7)	(25.7)	(338.6)
Cash flows from financing activities:
Cash provided by (used in) financing activities - continuing operations	322.9	(293.8)	144.4	(523.8)
Net cash provided by (used in) financing activities	322.9	(293.8)	144.4	(523.8)
Net increase in cash and cash equivalents	379.7	80.1	215.4	60.4
Cash and cash equivalents at the beginning of the period	657.9	821.6	822.2	841.3
Cash and cash equivalents at the end of the period	1,037.6	901.7	1,037.6	901.7
Less cash and cash equivalents of discontinued operations at the end of the period	—	0.4	—	0.4
Cash and cash equivalents of continuing operations at the end of the period	$1,037.6	$901.3	$1,037.6	$901.3

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Significant Transactions During the Quarter Impacting Results:
H20 Midstream Acquisition
On September 11, 2024, Delek Logistics completed the acquisition of 100% of the limited liability company interests in H2O Midstream Intermediate, LLC, H2O Midstream Permian LLC, and H2O Midstream LLC (the "H2O Midstream Acquisition") from H2O Midstream Holdings, LLC. The H2O Midstream Acquisition included water disposal and recycling operations in the Midland Basin in Texas. The purchase price was $229.5 million, subject to final working capital closing adjustments and including $70.0 million of Preferred Units. Delek Logistics incurred $6.1 million ($4.7 million after-tax) of transaction related expenses in connection with the H2O Midstream Acquisition during the three months ended September 30, 2024.
Retail
On September 30, 2024, Delek US closed the previously announced transaction to sell 100% of the equity interests in four of Delek US' wholly-owned subsidiaries that own and operate 249 retail fuel and convenience stores (the "Retail Stores") under the Delek US Retail brand to a subsidiary of Fomento Económico Mexicano, S.A.B. de C.V. (“FEMSA”) ("Retail Transaction"). Net cash proceeds before taxes related to this transaction were approximately $390.2 million. The Retail Transaction resulted in a gain on sale of the Retail Stores, before income tax, of $98.4 million. As a result, we met the requirements of ASC 205-20 and ASC 360 to report the results of the Retail Stores as discontinued operations and to classify the Retail Stores as a group of discontinued operations assets.
Delek US and Delek Logistics Transactions
Wink to Webster Pipeline
On August 1, 2024, we purchased an additional 0.6% indirect investment in Wink to Webster Pipeline LLC for $18.6 million, bringing our total indirect ownership in the pipeline joint venture to 15.6%. On August 5, 2024, we contributed all of our 50% investment in W2W Holdings LLC ("HoldCo") which includes our 15.6% indirect interest in the Wink to Webster Pipeline LLC joint venture and related joint venture indebtedness, to a subsidiary of Delek Logistics. Total consideration was comprised of $83.9 million (including post-close adjustments) in cash, forgiveness of a $60.0 million payable to Delek Logistics and 2,300,000 of Delek Logistics common units. The transaction was accounted for as an acquisition of assets between entities under common control and we did not record a gain or loss. As of August 5, 2024, the operating results of HoldCo are now reported in our Logistics segment. Previously, they were reported as part of corporate, other and eliminations.
Amended and Extended Intercompany Agreements
On August 5, 2024, we also amended and extended expired, or soon to be expired, commercial agreements with subsidiaries of Delek Logistics under which the Delek Logistics subsidiaries provide various services, including crude oil gathering and crude oil, intermediate and refined products transportation and storage services, and marketing, terminalling and offloading services to us as well as entered into an amended and restated Omnibus Agreement with Delek Logistics. We incurred $5.4 million ($4.2 million after-tax) of transaction related expenses in connection with these agreements during the three months ended September 30, 2024.
As a result of these amendments, we had to reassess lease classification for the agreements that contain leases under Accounting Standards Codification 842. As a result of these lease assessments, certain of these agreements met the criteria to be accounted for as sales-type leases for Delek Logistics and finance leases for the Refining segment. Therefore, portions of the minimum volume commitments under these agreements subject to sales-type lease accounting are recorded as interest income with the remaining amounts recorded as a reduction in net investment in leases. Prior to the amendments, these agreements were accounted for as operating leases and these minimum volume commitments were recorded as revenues in the Logistics segment. Similarly, these minimum volume commitments were previously recorded as costs of sales for the Refining segment, as the underlying lease was reclassified from an operating lease to a finance lease, and these payments are now recorded as interest expense and reductions in the lease liability. These accounting changes have no impact to the Delek US consolidated results as these amounts eliminate in consolidation.
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the third quarter 2024, we recorded restructuring costs totaling $33.7 million ($26.1 million after-tax) associated with our business transformation. Restructuring costs of $14.1 million are recorded in other operating expense (income), net, $9.2 million are recorded in asset impairment, $6.6 million are recorded in general and administrative expenses and $3.8 million are included in operating expenses in our condensed consolidated statements of income.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a first-in, first-out basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.

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Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2024	2023	2024	2023

Reported net (loss) income attributable to Delek US	$(76.8)	$128.7	$(146.6)	$184.7
Adjusting items (1)
Inventory LCM valuation (benefit) loss	0.2	3.4	(10.5)	(6.2)
Tax effect	—	(0.8)	2.4	1.4
Inventory LCM valuation (benefit) loss, net	0.2	2.6	(8.1)	(4.8)
Other inventory impact	25.8	(28.2)	39.0	145.4
Tax effect	(5.8)	6.4	(8.8)	(32.7)
Other inventory impact, net (2)	20.0	(21.8)	30.2	112.7
Business interruption insurance and settlement recoveries	—	(0.2)	(10.6)	(10.0)
Tax effect	—	0.1	2.4	2.3
Business interruption insurance and settlement recoveries, net	—	(0.1)	(8.2)	(7.7)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.0)	17.4	1.1	(8.1)
Tax effect	1.8	(3.9)	(0.2)	1.8
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	(6.2)	13.5	0.9	(6.3)
Transaction related expenses	20.9	—	20.9	—
Tax effect	(4.7)	—	(4.7)	—
Transaction related expenses, net (2)	16.2	—	16.2	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(2.6)	—	3.7	—
Tax effect	0.6	—	(0.8)	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net (3)	(2.0)	—	2.9	—
Restructuring costs	33.7	3.5	59.5	6.4
Tax effect	(7.6)	(0.7)	(13.4)	(1.4)
Restructuring costs, net (2)	26.1	2.8	46.1	5.0
El Dorado refinery fire losses	—	8.0	—	8.0
Tax effect	—	(1.8)	—	(1.8)
El Dorado refinery fire losses, net	—	6.2	—	6.2
Property settlement	—	—	(53.4)	—
Tax effect	—	—	12.0	—
Property settlement, net	—	—	(41.4)	—
Gain on sale of Retail Stores	(98.4)	—	(98.4)	—
Tax effect	27.9	—	27.9	—
Gain on sale of Retail Stores, net (2)	(70.5)	—	(70.5)	—
Total adjusting items (1)	(16.2)	3.2	(31.9)	105.1
Adjusted net (loss) income	$(93.0)	$131.9	$(178.5)	$289.8
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

9 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended September 30,		Nine Months Ended September 30,
$ per share (unaudited)	2024	2023	2024	2023

Reported diluted (loss) income per share	$(1.20)	$1.97	$(2.29)	$2.78
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	—	0.04	(0.13)	(0.07)
Other inventory impact (3)	0.31	(0.33)	0.47	1.70
Business interruption insurance and settlement recoveries	—	—	(0.13)	(0.12)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(0.10)	0.21	0.01	(0.09)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (4)	(0.03)	—	0.05	—
Transaction related expenses (3)	0.25	—	0.25	—
Restructuring costs (3)	0.41	0.04	0.73	0.08
El Dorado refinery fire losses	—	0.09	—	0.09
Property settlement	—	—	(0.65)	—
Gain on sale of Retail Stores (3)	(1.09)	—	(1.09)	—
Total adjusting items (1)	(0.25)	0.05	(0.49)	1.59
Adjusted net (loss) income per share	$(1.45)	$2.02	$(2.78)	$4.37
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

10 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2024	2023	2024	2023
Reported net (loss) income attributable to Delek US	$(76.8)	$128.7	$(146.6)	$184.7
Add:
Interest expense, net	78.8	82.3	244.2	239.2
Income tax expense (benefit)	(12.2)	31.5	(27.1)	43.5
Depreciation and amortization	99.9	91.3	287.2	264.1
EBITDA attributable to Delek US	89.7	333.8	357.7	731.5
Adjusting items
Net inventory LCM valuation (benefit) loss	0.2	3.4	(10.5)	(6.2)
Other inventory impact (1)	25.8	(28.2)	39.0	145.4
Business interruption insurance and settlement recoveries	—	(0.2)	(10.6)	(10.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.0)	17.4	1.1	(8.1)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(2.6)	—	3.7	—
Transaction related expenses (1)	20.9	—	20.9	—
Restructuring costs (1)	33.7	3.5	59.5	6.4
El Dorado refinery fire losses	—	8.0	—	8.0
Property settlement	—	—	(53.4)	—
Gain on sale of Retail Stores (1)	(98.4)	—	(98.4)	—
Net income attributable to non-controlling interest	9.3	7.4	27.8	22.1
Total Adjusting items	(19.1)	11.3	(20.9)	157.6
Adjusted EBITDA	$70.6	$345.1	$336.8	$889.1
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

11 |

Reconciliation of (Loss) Income From Continuing Operations, Net of Tax to Adjusted EBITDA from Continuing Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2024	2023	2024	2023
Reported loss (income) from continuing operations, net of tax	$(134.8)	$125.6	$(197.0)	$182.9
Add:
Interest expense, net	78.8	82.4	244.1	239.1
Income tax expense (benefit)	(40.3)	29.1	(56.7)	38.3
Depreciation and amortization	98.1	87.7	278.2	255.2
EBITDA attributable to Delek US	1.8	324.8	268.6	715.5
Adjusting items
Net inventory LCM valuation (benefit) loss	0.2	3.4	(10.5)	(6.2)
Other inventory impact (1)	25.8	(28.2)	39.0	145.4
Business interruption insurance and settlement recoveries	—	(0.2)	(10.6)	(10.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.0)	17.4	1.1	(8.1)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(2.6)	—	3.7	—
Transaction related expenses (1)	11.5	—	11.5	—
Restructuring costs (1)	33.7	3.5	59.5	6.4
El Dorado refinery fire losses	—	8.0	—	8.0
Property settlement	—	—	(53.4)	—
Total Adjusting items	60.6	3.9	40.3	135.5
Adjusted EBITDA from continuing operations	$62.4	$328.7	$308.9	$851.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

Reconciliation of Income From Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
$ in millions (unaudited)	2024	2023	2024	2023
Reported income from discontinued operations, net of tax	$67.3	$10.5	$78.2	$23.9
Add:
Interest expense (income), net	—	(0.1)	0.1	0.1
Income tax expense	28.1	2.4	29.6	5.2
Depreciation and amortization	1.8	3.6	9.0	8.9
EBITDA attributable to discontinued operations	97.2	16.4	116.9	38.1
Adjusting items
Transaction costs (1)	9.4	—	9.4	—
Gain on sale of Retail Stores (1)	(98.4)	—	(98.4)	—
Total Adjusting items	(89.0)	—	(89.0)	—
Adjusted EBITDA from discontinued operations	$8.2	$16.4	$27.9	$38.1
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.

12 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended September 30, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$12.8	$68.6	$(79.6)	$1.8
Adjusting items
Net inventory LCM valuation (benefit) loss	0.2	—	—	0.2
Other inventory impact (1)	25.8	—	—	25.8
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.0)	—	—	(8.0)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(2.6)	—	—	(2.6)
Transaction related expenses (1)	—	8.6	2.9	11.5
Restructuring costs (1)	14.1	—	19.6	33.7
Intercompany lease impacts (1)	(32.1)	28.9	3.2	—
Total Adjusting items	(2.6)	37.5	25.7	60.6
Adjusted Segment EBITDA	$10.2	$106.1	$(53.9)	$62.4

	Three Months Ended September 30, 2023
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$295.7	$96.5	$(67.4)	$324.8
Adjusting items
Net inventory LCM valuation (benefit) loss	3.4	—	—	3.4
Other inventory impact (1)	(28.2)	—	—	(28.2)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	17.4	—	—	17.4
Restructuring costs	—	—	3.5	3.5
Business interruption insurance recoveries	(0.2)	—	—	(0.2)
El Dorado refinery fire losses	8.0	—	—	8.0
Total Adjusting items	0.4	—	3.5	3.9
Adjusted Segment EBITDA	$296.1	$96.5	$(63.9)	$328.7

13 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Nine Months Ended September 30, 2024
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$135.2	$268.9	$(135.5)	$268.6
Adjusting items
Net inventory LCM valuation (benefit) loss	(10.5)	—	—	(10.5)
Other inventory impact (1)	39.0	—	—	39.0
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	1.1	—	—	1.1
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	3.7	—	—	3.7
Restructuring costs (1)	36.6	—	22.9	59.5
Transaction related expenses (1)	—	8.6	2.9	11.5
Business interruption settlement recoveries	(10.6)	—	—	(10.6)
Property settlement	—	—	(53.4)	(53.4)
Intercompany lease impacts (1)	(32.1)	28.9	3.2	—
Total Adjusting items	27.2	37.5	(24.4)	40.3
Adjusted Segment EBITDA	$162.4	$306.4	$(159.9)	$308.9

	Nine Months Ended September 30, 2023
$ in millions (unaudited)	Refining (3)	Logistics	Corporate, Other and Eliminations (3)	Consolidated
Segment EBITDA Attributable to Delek US	$613.0	$278.8	$(176.3)	$715.5
Adjusting items
Net inventory LCM valuation (benefit) loss	(6.2)	—	—	(6.2)
Other inventory impact (1)	145.4	—	—	145.4
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.1)	—	—	(8.1)
Restructuring costs	—	—	6.4	6.4
Business interruption insurance recoveries	(10.0)	—	—	(10.0)
El Dorado refinery fire losses	8.0	—	—	8.0
Total Adjusting items	129.1	—	6.4	135.5
Adjusted Segment EBITDA	$742.1	$278.8	$(169.9)	$851.0
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.
(3) During the second quarter 2024, we realigned our reportable segments for financial reporting purposes to reflect changes in the manner in which our chief operating decision maker, or CODM, assesses financial information for decision-making purposes. The change represents reporting the operating results of our 50% interest in a joint venture that owns asphalt terminals located in the southwestern region of the U.S. within the refining segment. Prior to this change, these operating results were reported as part of corporate, other and eliminations. While this reporting change did not change our consolidated results, segment data for previous years has been restated and is consistent with the current year presentation.

14 |

Refining Segment Selected Financial Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total Refining Segment	(Unaudited)		(Unaudited)
Days in period	92	92	274	273
Total sales volume - refined product (average barrels per day ("bpd")) (1)	309,175	307,626	312,075	295,141
Total production (average bpd)	303,882	303,399	302,858	287,375

Crude oil	295,350	294,726	291,042	275,310
Other feedstocks	12,245	11,222	15,727	14,815
Total throughput (average bpd)	307,595	305,948	306,769	290,125

Total refining production margin per bbl total throughput	$4.88	$16.01	$8.09	$13.86
Total refining operating expenses per bbl total throughput	$5.12	$5.47	$5.34	$5.50

Total refining production margin ($ in millions)	$138.1	$450.5	$680.3	$1,097.7
Supply, marketing and other ($ millions) (2)	10.7	(1.2)	(88.4)	95.0
Total adjusted refining margin ($ in millions)	$148.8	$449.3	$591.9	$1,192.7

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	69.4%	73.4%	70.9%	73.3%
Gulf Coast Sweet crude	8.8%	3.3%	7.5%	4.0%
Local Arkansas crude oil	3.2%	4.0%	3.3%	4.1%
Other	18.6%	19.3%	18.3%	18.6%

Crude utilization (% based on nameplate capacity) (4)	97.8%	97.6%	96.4%	91.2%

Tyler, TX Refinery
Days in period	92	92	274	273
Products manufactured (average bpd):
Gasoline	35,962	35,615	36,620	30,750
Diesel/Jet	33,647	34,620	32,490	26,976
Petrochemicals, LPG, NGLs	3,429	3,429	2,432	2,409
Other	93	1,959	991	1,856
Total production	73,131	75,623	72,533	61,991
Throughput (average bpd):
Crude oil	73,385	74,877	71,671	59,379
Other feedstocks	1,613	1,118	2,641	3,243
Total throughput	74,998	75,995	74,312	62,622

Tyler refining production margin ($ in millions)	$51.6	$165.4	$224.6	$329.7
Per barrel of throughput:
Tyler refining production margin	$7.48	$23.66	$11.03	$19.29
Operating expenses	$4.61	$4.74	$4.90	$5.06
Crude Slate: (% based on amount received in period)
WTI crude oil	79.2%	76.8%	80.6%	78.1%
East Texas crude oil	19.6%	23.2%	19.0%	21.9%
Other	1.2%	—%	0.4%	—%

Capture rate (3)	47.8%	73.0%	58.4%	64.0%
El Dorado, AR Refinery
Days in period	92	92	274	273
Products manufactured (average bpd):
Gasoline	34,887	39,361	38,350	37,213
Diesel	29,854	31,927	30,587	29,211
Petrochemicals, LPG, NGLs	1,317	1,875	1,301	1,564
Asphalt	9,046	7,893	8,849	7,418
Other	993	1,168	1,291	1,034
Total production	76,097	82,224	80,378	76,440
Throughput (average bpd):
Crude oil	75,344	81,671	79,597	75,286
Other feedstocks	2,674	2,611	2,500	3,053
Total throughput	78,018	84,282	82,097	78,339

15 |

Refining Segment Selected Financial Information (continued)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
El Dorado refining production margin ($ in millions)	$4.7	$97.5	$97.0	$231.0
Per barrel of throughput:
El Dorado refining production margin	$0.66	$12.57	$4.31	$10.80
Operating expenses	$5.01	$4.36	$4.61	$4.60
Crude Slate: (% based on amount received in period)
WTI crude oil	68.3%	71.9%	67.0%	67.6%
Local Arkansas crude oil	12.4%	13.4%	11.9%	14.8%
Other	19.3%	14.7%	21.1%	17.6%

Capture rate (3)	4.2%	38.8%	22.8%	35.8%
Big Spring, TX Refinery
Days in period	92	92	274	273
Products manufactured (average bpd):
Gasoline	34,510	29,274	32,925	33,755
Diesel/Jet	26,303	23,607	25,282	23,333
Petrochemicals, LPG, NGLs	5,160	3,723	4,630	3,299
Asphalt	3,176	2,220	2,703	1,833
Other	3,290	5,272	4,290	3,283
Total production	72,439	64,096	69,830	65,503
Throughput (average bpd):
Crude oil	68,746	61,046	65,856	62,733
Other feedstocks	3,817	3,865	4,638	3,834
Total throughput	72,563	64,911	70,494	66,567

Big Spring refining production margin ($ in millions)	$45.6	$95.1	$181.6	$280.3
Per barrel of throughput:
Big Spring refining production margin	$6.82	$15.92	$9.40	$15.43
Operating expenses	$6.08	$8.37	$6.78	$7.61
Crude Slate: (% based on amount received in period)
WTI crude oil	68.9%	64.3%	70.5%	68.8%
WTS crude oil	31.1%	35.7%	29.5%	31.2%

Capture rate (3)	44.7%	50.9%	51.5%	52.6%
Krotz Springs, LA Refinery
Days in period	92	92	274	273
Products manufactured (average bpd):
Gasoline	40,842	38,361	39,557	40,454
Diesel/Jet	32,879	30,653	31,203	31,794
Heavy oils	1,559	5,461	1,773	4,239
Petrochemicals, LPG, NGLs	6,332	6,079	5,665	6,510
Other	602	902	1,919	446
Total production	82,214	81,456	80,117	83,443
Throughput (average bpd):
Crude oil	77,875	77,132	73,918	77,912
Other feedstocks	4,141	3,628	5,948	4,686
Total throughput	82,016	80,760	79,866	82,598

Krotz Springs refining production margin ($ in millions)	$36.2	$92.5	$177.1	$256.6
Per barrel of throughput:
Krotz Springs refining production margin	$4.80	$12.45	$8.09	$11.38
Operating expenses	$4.82	$5.00	$5.22	$5.00
Crude Slate: (% based on amount received in period)
WTI Crude	61.6%	79.8%	66.1%	79.0%
Gulf Coast Sweet Crude	32.8%	11.2%	28.6%	13.5%
Other	5.6%	9.0%	5.3%	7.5%

Capture rate (3)	42.0%	63.9%	55.3%	68.4%
(1)     Includes sales to other segments which are eliminated in consolidation.

16 |

(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory, the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations and our 50% interest in a joint venture that owns asphalt terminals. Formally known as Trading & Supply.
(3)    Defined as refining production margin divided by the respective crack spread. See page 19 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	68,430	70,153	71,576	64,835
Refined products pipelines	55,283	63,991	59,681	54,686
SALA Gathering System	13,886	14,774	12,113	13,935
East Texas Crude Logistics System	35,891	36,298	26,319	29,928
Midland Gathering Assets	185,179	248,443	201,796	230,907
Plains Connection System	188,421	250,550	218,323	248,763
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	75,719	69,737	76,092	72,569
Crude oil gathering (average bpd)	125,123	111,973	124,190	110,935
Water disposal and recycling (average bpd)	123,856	99,158	120,360	104,920
Midland Water Gathering System: (2)
Water disposal and recycling (average bpd)	100,335	—	100,335	—

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (3)	70,172	69,178	69,246	57,894
Big Spring wholesale marketing throughputs (average bpd)	22,700	81,617	60,109	78,399
West Texas wholesale marketing throughputs (average bpd)	6,552	10,692	5,276	9,871
West Texas wholesale marketing margin per barrel	$3.38	$9.64	$2.85	$8.76
Terminalling throughputs (average bpd) (4)	160,849	121,430	152,272	116,455
(1) Mcfd - average thousand cubic feet per day.
(2) 2024 volumes include volumes from September 11, 2024 through September 30, 2024.
(3) Excludes jet fuel and petroleum coke.
(4) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

17 |

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

Selected Segment Financial Data	Three Months Ended September 30, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,852.6	$99.2	$—	$2,951.8
Inter-segment fees and revenues (1)	175.2	114.9	(199.5)	90.6
Total revenues	$3,027.8	$214.1	$(199.5)	$3,042.4
Cost of sales	3,083.3	168.3	(189.0)	3,062.6
Gross margin	$(55.5)	$45.8	$(10.5)	$(20.2)

	Three Months Ended September 30, 2023
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$4,392.4	$119.5	$—	$4,511.9
Inter-segment fees and revenues (1)	232.1	156.4	(271.6)	116.9
Total revenues	$4,624.5	$275.9	$(271.6)	$4,628.8
Cost of sales	4,394.4	206.5	(250.1)	4,350.8
Gross margin	$230.1	$69.4	$(21.5)	$278.0

	Nine Months Ended September 30, 2024
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$8,872.1	$319.4	$—	$9,191.5
Inter-segment fees and revenues (1)	571.2	411.4	(695.6)	287.0
Total revenues	$9,443.3	$730.8	$(695.6)	$9,478.5
Cost of sales	9,506.8	539.1	(658.9)	9,387.0
Gross margin	$(63.5)	$191.7	$(36.7)	$91.5

	Nine Months Ended September 30, 2023
$ in millions (unaudited)	Refining	Logistics	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$11,842.2	$351.9	$—	$12,194.1
Inter-segment fees and revenues (1)	629.3	414.4	(712.7)	331.0
Total revenues	$12,471.5	$766.3	$(712.7)	$12,525.1
Cost of sales	12,045.8	555.6	(669.9)	11,931.5
Gross margin	$425.7	$210.7	$(42.8)	$593.6
(1) Intercompany fees and sales for the refining segment include revenues of $90.6 million and $287.0 million during the three and nine months ended September 30, 2024, respectively, and $116.9 million and $331.0 million during the three and nine months ended September 30, 2023, respectively, to the Retail Stores, the operations of which are reported in discontinued operations.

18 |

Pricing Statistics	Three Months Ended September 30,		Nine Months Ended September 30,
(average for the period presented)	2024	2023	2024	2023

WTI — Cushing crude oil (per barrel)	$75.28	$82.51	$77.72	$77.37
WTI — Midland crude oil (per barrel)	$75.96	$83.85	$78.75	$78.63
WTS — Midland crude oil (per barrel)	$75.25	$83.01	$77.91	$77.34
LLS (per barrel)	$77.28	$84.88	$80.23	$79.82
Brent (per barrel)	$78.71	$85.92	$81.81	$81.96

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$15.64	$32.39	$18.89	$30.15
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$15.27	$31.30	$18.26	$29.30
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$11.42	$19.48	$14.63	$16.64

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.11	$2.58	$2.21	$2.44
Gulf Coast Ultra-low sulfur diesel (per gallon)	$2.24	$2.97	$2.43	$2.74
U.S. Gulf Coast high sulfur diesel (per gallon)	$2.08	$2.04	$1.97	$1.80
Natural gas (per MMBTU)	$2.23	$2.66	$2.23	$2.57
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S. Gulf Coast Pipeline No. 2 heating oil (ultra-low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). For 2024, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

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Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2024	2023	2024	2023
Gross margin	$(55.5)	$230.1	$(63.5)	$425.7
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	145.0	166.5	459.4	459.4
Depreciation and amortization	76.0	60.1	194.8	176.5
Refining margin	$165.5	$456.7	$590.7	$1,061.6
Adjusting items
Net inventory LCM valuation loss (benefit)	0.2	3.4	(10.5)	(6.2)
Other inventory impact (1)	25.8	(28.2)	39.0	145.4
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(8.0)	17.4	1.1	(8.1)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (2)	(2.6)	—	3.7	—
Intercompany lease impacts (1)	(32.1)	—	(32.1)	—
Total adjusting items	(16.7)	(7.4)	1.2	131.1
Adjusted refining margin	$148.8	$449.3	$591.9	$1,192.7
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

Calculation of Net (Cash) Debt	September 30, 2024	December 31, 2023
Long-term debt - current portion	$9.5	$44.5
Long-term debt - non-current portion	2,779.9	2,555.3
Total long-term debt	2,789.4	2,599.8
Less: Cash and cash equivalents	1,037.6	821.8
Net debt - consolidated	1,751.8	1,778.0
Less: DKL net debt	1,887.0	1,700.0
Net (cash) debt, excluding DKL	$(135.2)	$78.0

Investor/Media Relations Contacts:

investor.relations@delekus.com

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

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